Exhibit (h)(40)

FORM OF
SCHEDULE A – SERVICES AGREEMENT

List of Portfolios
As of May 1, 2005

Blue Chip Portfolio
Aggressive Growth Portfolio
Financial Services Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio (formerly I-Net Tollkeeper)
Focused 30 Portfolio
Growth LT Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Fasciano Small Equity Portfolio (formerly Aggressive Equity)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Real Estate Portfolio
Mid-Cap Growth Portfolio
VN Small-Cap Value Portfolio

Pacific Select Fund	State Street Bank and Trust Company

Name:	Name:
Title:	Title:
Date:	Date:

Name:
Title:
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Pacific Life

Name:
Title:
Date:

Name:
Title:
Date: